POWER OF ATTORNEY

The undersigned, a director and (or) officer of Enviri Corporation, a Delaware corporation (the "Company") appoints the following individuals, with full power to each of them to act alone, as his or her true and lawful attorneys-in-fact and agents to act as account administrator to manage the applicant's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) account, and to execute and file on behalf of the undersigned, (A) any Form ID for purposes of opening an account in the applicant's name on the EDGAR system and (B) all Forms 3, 4 and 5 and any amendments thereto that the undersigned may be required to file with the Securities and Exchange Commission, and any stock exchange or similar authority, as a result of the undersigned's ownership of or transactions in securities of Enviri Corporation. The authority of the following individuals under the Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Enviri Corporation, unless earlier revoked in writing. The undersigned acknowledges that the following individuals are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The following employees of Enviri Corporation:

- Russell Hochman - Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary
- Joshua Zalasky - Assistant General Counsel

This authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of the Company in these matters.

IN WITNESS WHEREOF, I have hereunto set my hand this 03 day of May, 2025

Gary R. Lada

Name: Gary R. Lada

Title: Senior Vice President & President - Harsco Rail

State of NC

County of Iredell

This Power of Attorney was personally acknowledged and executed before me on this 03 day of May, 2025, by Gary R. Lada

(*name of person acknowledged*)

[SEAL] Logan Burk
Notary Public
Iredell County
North Carolina
My Commission Expires 4/28/2026

Signature of Notary

Commission Expires: 04/28/26